UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 1, 2023

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2400 New York, New York	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 895-6557

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Registrant's Web site address: www.chimerareit.com

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Independent Director

On November 1, 2023, Chimera Investment Corporation (the “Company”) announced that Susan Mills has been appointed to the Company’s Board of Directors (the “Board”) as a Class I Director, effective November 13, 2023. Ms. Mills will stand for election at the Company’s 2024 shareholder meeting for the remaining two years of the Class I Director term. Ms. Mills will serve on the Nominating and Corporate Governance Committee and the Risk Committee of the Board.

Ms. Mills is currently a Managing Director at Academy Securities (“Academy”), veteran-owned and operated investment bank with strengths in capital markets, asset management, public finance, geopolitical intel, fixed income and equity trading.  Prior to that, she spent 36 years at Citigroup Global Markets (“Citi”) as the successor to Salomon Brothers. During her time at Citi, Ms. Mills held various senior management positions in businesses related to North American Residential Mortgages, including contract finance related to whole loan transactions, securitization, warehouse lending and sourcing residential investment opportunities for Citi or their private credit clients.  While at Citi, she was active in women’s mentoring and recruiting groups.  She was on the board of Kingsbridge Heights Community Center for two years. Ms. Mills received a bachelor’s degree in Accounting from Long Island University.

Ms. Mills will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders, filed with Securities and Exchange Commission on April 26, 2023.

In connection with the election of Ms. Mills, the Board increased its size from eight to nine directors. Ms. Mills will enter into the Company’s standard indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Report on Form 10-Q filed on November 5, 2015. The Board determined that Ms. Mills will be an independent director within the meaning of the New York Stock Exchange listing standards. Other than disclosed herein, there are no other arrangements or understandings between the appointee and any other person pursuant to which she was appointed.  There are also no family relationships between the appointee and any director or executive officer of the Company and the appointee does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release (the “Press Release”) announcing the matters described under Item 5.02 above is attached hereto and furnished as Exhibit 99.1.

The Press Release is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: November 1, 2023	By:	/s/ Phillip J. Kardis II
	Name:	Phillip J. Kardis II
	Title:	Chief Executive Officer